DASZKALBOLTON
accountants & advisors

August 31, 2021

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

We have read the statements made by IMAC Holdings, Inc. (the "Company") in Item 4.01 captioned "Changes in Registrant's Certifying Accountant" of the Company's Current Report on Form 8-K dated August 31, 2021 and agree with the statements made regarding our firm. We have no basis to agree or disagree with other statements contained therein.

Daszkal Bolton LLP

Daszkal Bolton LLP
Boca Raton, Florida